SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      -------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): March 14, 2000

                           Medical Manager Corporation

             (Exact name of Registrant as specified in its charter)

  Delaware                         0-17822                      22-2975182
(State or other                  (Commission                 (I.R.S. Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)


669 River Drive, River Drive, Center Two
      Elmwood Park, NJ                                            07407-1361
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:    (201) 703-3400




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Item 5.  Other Events

         On March 14, 2000, Medical Manager Corporation (the "Company") was served with a summons in a lawsuit filed on February 17, 2000, against the Company, its subsidiary, CareInsite, Inc. ("CareInsite"), and certain of their officers and directors, among other parties, in the New Jersey Superior Court, Chancery Division, in Bergen County. The plaintiff purports to be a holder of CareInsite common stock. The lawsuit, captioned Ina Levy, et al. vs. Martin J.Wygod, et al., C-59-00, purports to bring an action on behalf of the plaintiff and others similarly situated to enjoin the defendants from consummating the proposed merger of Medical Manager and CareInsite with Healtheon/WebMD Corp. (the "Merger"). The plaintiff alleges that the defendants have breached their fiduciary duties in that the proposed Merger favors the interests of the Company and its shareholders over the interests of CareInsite's minority shareholders. The plaintiff also alleges that the proposed Merger provides the defendants and other Medical Manager shareholders with a premium which exceeds the premium provided to CareInsite's minority shareholders. The lawsuit seeks, among other things, an injunction prohibiting the proposed Merger unless certain mechanisms are implemented by CareInsite, as well as plaintiff's costs and disbursements. The Company believes that this lawsuit is without merit and intends to vigorously defend against it. No assurances can be given that this lawsuit will not have a material adverse effect on the Company's business, financial condition or results of operations.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MEDICAL MANAGER CORPORATION

Date:  March 28,  2000                 By:  /s/ CHARLES A. MELE
                                           ------------------------------------
                                       Name:   Charles A. Mele
                                       Title:  Executive Vice President--
                                               General Counsel and Secretary